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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (Nos. 333-75451 and 333-75451-01) of AK Steel Corporation and AK Steel Holding Corporation of our report dated January 20, 1999, appearing in the Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Cincinnati, Ohio

June 29, 1999